AZ CORP COMMISSION
                                                             FOR THE STATE OF AZ
                                                             JUN 18 10 42 AM '97
                                                                  /S/ B. MALLORY
                                                                         4-20-97

                             ARTICLES OF AMENDMENT
                                       OF
                 ARIZONA TAXPROS & INSURANCE WHOLESALERS, INC.



1. The name of the Corporation is Arizona Taxpros & Insurance Wholesalers, Inc. with its principal place of business at 5151 East Broadway, Suite 690, Tuscon, Arizona 85711.

2. Attached hereto as Exhibit A is the text of each Amendment adopted.

3. The amendment provides for exchange, reclassification or cancellation of issued shares. Such Action will be implemented as listed in Exhibit A.

4. The Amendment was adopted the 10th day of June, 1997.

5. The amendment was approved by the shareholders. There are two voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

     The voting groups consisting of 20,000 outstanding shares of Common Stock are entitled to 20,000 votes. There were 20,000 votes present at the meeting. The voting group cast 20,000 for and no votes against, approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

     DATED this 18th day of June, 1997.

                                           ARIZONA TAXPROS & INSURANCE
                                                 WHOLESALERS, INC.

                                           By: /s/ Frank N. Anjakos
                                               ---------------------------------
                                               Frank N. Anjakos, Secretary

                                           By: /s/ Daniel Hodges
                                               ---------------------------------
                                               Daniel Hodges, President/Chairman


State of Arizona   )
                   ) ss.
County of Pima     )

This instrument was acknowledged and executed before me this 18th day of June, 1997, by Daniel L. Hodges and Frank N. Angelos.


/s/ signature                           My Commission Expires: JUNE 20, 2000
---------------------------                                    -------------
     Notary Public
                                                       [notary seal here]

                                   EXHIBIT A

     PURSUANT to the bylaws of the Corporation, a special meeting of the Board of Directors, also representing a majority of the Shareholders of the Company, was held this 10th day of June, 1997 in Tucson, Arizona to discuss and vote upon the following:

     THAT the Company amend its Articles of Incorporation to reflect a change in the number of authorized common stock shares, and thus the par value of the shares of common stock of the Company. Article IV should be amended to read:

                                   ARTICLE IV

AUTHORIZED CAPITAL: The Corporation shall have the authority to issue 100,000,000 shares of common stock, each share to have $.001 par value.

The shares may be issued for the consideration expressed in dollars, personal property interests, real property interests, or as otherwise lawfully allowed, and as may be fixed from time to time by the Board of Directors, and may be designated as voting or non-voting at the time of issuance.

The Corporation elects to quality the common stock offered and issued "Section 1244 stock," as such item is defined in the Internal Revenue Code and Regulations.

Upon a motion duly made and recorded, the resolution described above was passed upon and the Secretary of the Company directed to file the amended Articles of Incorporation with the State of Arizona Corporation Commission.

By: /s/ Daniel Hodges
    -------------------------------
    Daniel Hodges
     President/Chairman